EXHIBIT 4.1

                                                                       EXECUTION


                                WARRANT AGREEMENT

            WARRANT AGREEMENT, dated as of April 12, 2001 (this "AGREEMENT") among KMC TELECOM HOLDINGS, INC., a Delaware corporation (the "COMPANY"), the "Lenders" set listed on the signature pages hereto ( each a "LENDER", or, together, "LENDERS"), FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "AGENT"), and FIRST UNION NATIONAL BANK, as warrant agent (in such capacity, the "WARRANT AGENT").

                              W I T N E S S E T H:
                              -------------------

            WHEREAS, KMC Telecom Inc., a Delaware corporation, KMC Telecom II, Inc., a Delaware corporation, KMC Telecom III, Inc., a Delaware corporation, and the other borrowers party thereto (collectively, the "Borrowers"), the Agent and the Lenders are parties to that certain Amended and Restated Loan and Security Agreement dated as of February 15, 2000, as amended by Amendment No. 1 thereto dated as of March 28, 2000, Amendment No. 2 thereto dated as of July 28, 2000, Amendment No. 3 and Limited Waiver thereto dated as of February 23, 2001 and Amendment No. 4 and Limited Waiver thereto dated as of April 12, 2001 (the "FOURTH AMENDMENT") (as so amended, the "LOAN AGREEMENT"; capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement), pursuant to which the Lenders have agreed to make certain "Loans" and other financial accommodations to the Borrowers; and

            WHEREAS, pursuant to the terms of the Fourth Amendment, and as described in Section 2.4 of this Agreement, Lenders are entitled to receive certain warrants to purchase shares of common stock of the Company ("WARRANTS"), unless certain conditions are satisfied;

            WHEREAS, the Company desires to engage the Warrant Agent to act on the Company's behalf, and the Warrant Agent desires to act on behalf of the Company, in connection with the issuance of the Warrant Certificates (as defined below) and the other matters as provided herein, including, without limitation, for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the record holders thereof (together with the holders of shares of Common Stock (or other securities) received upon exercise thereof, the "HOLDERS").

            NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements contained herein and in the Fourth Amendment, the Company, the Agent, the Lenders and the Warrant Agent hereby agree as follows:


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                                   ARTICLE I
                               CERTAIN DEFINITIONS

            "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "AGENT" has the meaning specified in the recitals to this Agreement.

            "AUDITORS" means, at any time, the independent auditors of the Company at such time.

            "BOARD" means the board of directors of the Company from time to time.

            "BORROWERS" has the meaning specified in the recitals to this Agreement.

            "BUSINESS DAY" means a day other than a Saturday or Sunday on which commercial banks in The City of New York are open for business.

            "COMMISSION"   means  the  United  States  Securities  and  Exchange
Commission.

            "COMMON SHARES" means the shares of the Common Stock of the Company.

            "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company.

            "COMPANY" has the meaning specified in the preamble to this Agreement.

            "CURRENT MARKET VALUE" has the meaning specified in Section 4.1(f) hereof.

            "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

            "EXERCISE PRICE" has the meaning specified in Section 3.1 hereof.

            "EXPIRATION DATE" means, with respect to any Warrant, the tenth anniversary of the date such Warrant is countersigned by the Warrant Agent.

            "FINANCIAL EXPERT" means one of the Persons listed in Appendix A hereto.

            "FIRST TRIGGER EVENT" has the meaning specified in Section 2.4(b) of this Agreement.

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            "FIRST  TRIGGER  EVENT  DATE" has the meaning  specified  in Section
2.4(b) of this Agreement.

            "FIRST TRIGGER EVENT NOTICE" has the meaning specified in Section 2.4(b) of this Agreement.

            "HOLDERS" has the meaning specified in the recitals to this Agreement.

            "INDEPENDENT FINANCIAL EXPERT" means a Financial Expert that does not (and whose directors, executive officers and 5% stockholders do not) have a direct or indirect financial interest in the Company or any of its subsidiaries or Affiliates, which has not been for at least five years and, at the time it is called upon to give independent financial advice to the Company, is not (and none of its directors, executive officers or 5% stockholders has been for at least five years or is) a promoter, director, or officer of the Company or any of its subsidiaries or Affiliates. The Independent Financial Expert may be compensated and indemnified by the Company for opinions or services it provides as an Independent Financial Expert.

            "INSTITUTIONAL ACCREDITED INVESTOR" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

            "LENDERS" has the meaning specified in the recitals to this Agreement.

            "LOAN AGREEMENT" has the meaning specified in the recitals to this Agreement.

            "OFFICER" means, with respect to the Company, (i) the Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer and (ii) the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

            "OFFICERS' CERTIFICATE" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; PROVIDED, HOWEVER, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof.

            "OPINION OF COUNSEL" means a written opinion signed by outside legal counsel to the Company or legal counsel to an applicable Holder.

            "PERSON"  means  any  individual,   corporation,  limited  liability
company, partnership, joint venture, trust, unincorporated organization or other entity or any government or any agency or political subdivision thereof.

            "PRIVATE PLACEMENT LEGEND" means the legend set forth on the Warrant Certificates in the form set forth in Section 2.2 hereof.

            "QIB"  means a  "qualified  institutional  buyer" as defined in Rule
144A.

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            "RIGHT" has the meaning specified in Section 4.1(c) hereof.

            "RULE 144A" means Rule 144A under the Securities Act.

            "SECOND TRIGGER EVENT" has the meaning specified in Section 2.4(c) of this Agreement.

            "SECOND TRIGGER EVENT DATE" has the meaning specified in Section 2.4(c) of this Agreement.

            "SECOND TRIGGER EVENT NOTICE" has the meaning specified in Section 2.4(c) of this Agreement.

            "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

            "SPREAD" means, with respect to any Warrant, as of any date of determination, the Current Market Value less the Exercise Price of such Warrant, as adjusted as provided herein.

            "SUBSCRIPTION FORM" means the form on the reverse side of the Warrant Certificate substantially in the form included in EXHIBIT A hereto.

            "UNDERLYING SECURITIES" shall mean the Common Shares (or other securities) issuable upon exercise of the Warrants.

            "VALUE REPORT" has the meaning specified in Section 4.1(k) hereof.

            "WARRANTS" has the meaning specified in the recitals to this Agreement.

            "WARRANT AGENT" has the meaning specified in the preamble to this Agreement.

            "WARRANT CERTIFICATES" has the meaning specified in Section 2.1 hereof.

            "WARRANT   REGISTRATION   RIGHTS   AGREEMENT"   means  the   Warrant
Registration Rights Agreement, of even date herewith, between the Company, the Agent and the Lenders.

            "WARRANT   REGISTRATION   STATEMENT"  means  a  shelf   registration
statement on the appropriate form which will be filed by the Company pursuant to the Warrant Registration Rights Agreement.

                                   ARTICLE II

                           ORIGINAL ISSUE OF WARRANTS

            SECTION 2.1 FORM OF WARRANT CERTIFICATES. Certificates representing the Warrants (the "WARRANT CERTIFICATES") shall be substantially in the form attached hereto as EXHIBIT A, shall be dated the date hereof, without regard to the date the Warrant Certificates are countersigned by the Warrant Agent, and shall have such insertions as are appropriate or required or permitted by this

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Agreement  and may have such letters,  numbers or other marks of  identification and such legends and endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

            Warrants shall be issued initially in registered form substantially in the form set forth in EXHIBIT A.

            The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Warrants may be listed, all as determined by the officers executing such Warrant Certificates, as evidenced by their execution of such Warrant Certificates.

            SECTION 2.2 RESTRICTIVE LEGENDS. The Warrant Certificates shall bear the following legend on the face thereof:

            "THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

            SECTION  2.3  EXECUTION   AND  DELIVERY  OF  WARRANT   CERTIFICATES.

            (a) Warrant Certificates evidencing Warrants to be issued under the Agreement shall be executed on the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature. Two Warrant Certificates will be issued to each Lender, initially exercisable for the number of Common Shares set forth on Schedule I with respect to such Lender aggregating 5% of the Common Stock of the Company on a fully diluted basis. The Warrant Agent is hereby authorized and shall thereupon countersign and deliver such Warrant Certificates as required by this Section 2.3, Section 2.4, or by Section 3.3,
Article VI or Article VIII hereof.

            (b) The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Vice Chairman of the Board, President, Chief Operating Officer, Chief Financial Officer or Chief Executive Officer
either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned by manual signature of the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer or director of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer or director of the Company before countersignature by the Warrant Agent and the issuance and

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delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer or director of the Company.

            SECTION 2.4 TRIGGER EVENTS.

            (a) On the date hereof, the Warrant Certificates duly executed by the Company shall be delivered to the Warrant Agent together with a written order directing the Warrant Agent to hold such Warrants Certificates until either:

            (i) the Warrant Agent has received a First Trigger Event Notice or a Second Trigger Event Notice from the Agent, upon receipt of which the Warrant Agent shall be authorized to promptly countersign and deliver one of the two Warrant Certificates in the name of each Lender to such Lender; or

            (ii) the Warrant Agent has received written notice from the Agent certifying that the First Trigger Event Date and the Second Trigger Event Date have passed without the occurrence of the First Trigger Event or the Second Trigger Event, as applicable, in which case the Warrant Agent shall return the Warrant Certificates to the Company.

            (b) If (i) on or before October 31, 2001 the Borrowers shall have failed to prepay the Term Loans and permanently reduce the Revolving Loan Commitment Amount (and prepay the Revolving Loans in connection with such reduction to the extent required pursuant to the Loan Agreement), each on a pro rata basis by a cash amount equal to $50,000,000 from the proceeds of events described in Section 6.03(a)(iii) of the Loan Agreement and (ii) on or before January 31, 2002 (the "FIRST TRIGGER EVENT DATE"), the Borrowers shall have failed to (A) prepay the Term Loans and permanently reduce the Revolving Loan Commitment Amount (and prepay the Revolving Loans in connection with such reduction to the extent required pursuant to the Loan Agreement), each on a pro rata basis by a cash amount equal to $50,000,000 from the proceeds of events described in Section 6.03(a)(iii) of the Loan Agreement and (B) generate or receive an additional $50,000,000 in cash from either (1) Net Asset Sale Proceeds or (2) a contribution by the Company to one or more Borrowers of cash proceeds consisting of additional equity or cash from Data Holdco or its Subsidiaries or any other source, in the case of clauses (b)(ii)(B)(1) and
(b)(ii)(B)(2) over and above, and in addition to, any amounts previously applied to prepay the Loans under the Loan Agreement pursuant to clauses (b)(i) and
(b)(ii)(A) above (the "FIRST TRIGGER EVENT"), the Agent shall at any time after the First Trigger Event Date deliver a notice to the Warrant Agent in the form set forth in EXHIBIT B hereto (the "FIRST TRIGGER EVENT NOTICE"), indicating that the First Trigger Event has occurred and directing the Warrant Agent to countersign and deliver one of the two Warrant Certificates in the name of each Lender to such Lender.

            (c) If on or before March 31, 2002 (the "SECOND TRIGGER EVENT DATE"), the Borrowers shall have failed to generate or receive an additional $50,000,000 in cash from either (1) Net Asset Sale Proceeds or (2) a contribution by the Company to one or more Borrowers of cash proceeds consisting of additional equity or cash from Data Holdco or its Subsidiaries or any other source, in the case of clauses (c)(1) and (c)(2) over and above, and in addition to, any amounts previously applied to either prepay the Loans under the Loan

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Agreement  pursuant  to clauses  (b)(i)  and  (b)(ii)(A)  above or  satisfy  the requirement of clause b(ii)(B) above (the "SECOND TRIGGER EVENT"), the Agent shall thereupon deliver a notice to the Warrant Agent in the form set forth in EXHIBIT B hereto (the "SECOND TRIGGER EVENT NOTICE"), indicating that the Second Trigger Event has occurred and directing the Warrant Agent to countersign and deliver one of the two Warrant Certificates in the name of each Lender to such Lender.

                                  ARTICLE III

                     EXERCISE PRICE AND EXERCISE OF WARRANTS

            SECTION 3.1 EXERCISE PRICE. Each Warrant Certificate shall, when countersigned by the Warrant Agent, initially entitle the Holder thereof, subject to the provisions of this Agreement, to purchase the number of Common Shares indicated thereon at a purchase price (the "EXERCISE PRICE") of $.01 per Common Share, subject to adjustment as provided in Section 4.1 and Article V hereof.

            SECTION 3.2 EXERCISE; RESTRICTIONS ON EXERCISE. At any time or from time to time, any outstanding Warrants may be exercised, in whole or in part, on any Business Day by the Holders thereof; PROVIDED, that the Warrant Registration Statement is, at the time of exercise, effective and available for the exercise of the Warrants or the exercise of such Warrants is exempt from the registration requirements of the Securities Act. Any Warrants not exercised by 5:00 p.m., New York City time, on the Expiration Date shall expire and all rights of the Holders of such Warrants shall terminate. Additionally, pursuant to Section 4.1(j)(ii) hereof and subject to the conditions set forth therein, the Warrants shall expire and all rights of the Holders of such Warrants shall terminate in the event the Company merges or consolidates with or sells all or substantially all of its property and assets to a Person (other than an Affiliate of the Company) if the consideration payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale consists solely of cash or in the event of the dissolution, liquidation or winding up of the Company.

            SECTION 3.3 METHOD OF EXERCISE; PAYMENT OF EXERCISE PRICE. In order to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must surrender for exercise the Warrant Certificate to the Warrant Agent at its corporate trust office address set forth in Section 12.5 hereof, with the Subscription Form set forth on the reverse of the Warrant Certificate duly executed, together with payment in full of the Exercise Price then in effect for each Common Share (or other securities) issuable upon exercise of the Warrants as to which a Warrant is exercised; such payment may be made by wire transfer, in cash or by certified or official bank or bank cashier's check payable to the order of the Company and shall be made to the Warrant Agent at its corporate trust office address set forth in Section 12.5 hereof prior to the close of business on the date the Warrant Certificate is surrendered to the Warrant Agent for exercise. Notwithstanding the foregoing, the Exercise Price may be paid by surrendering additional Warrants to the Warrant Agent having an aggregate Spread equal to the aggregate Exercise Price of the Warrants being exercised. All payments received upon exercise of Warrants shall be delivered to the Company by the Warrant Agent as instructed in writing by the Company. If less than all the Warrants represented by a Warrant Certificate are exercised or surrendered (in connection with a cashless exercise), such Warrant Certificate shall be surrendered and a new Warrant

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Certificate  of the same  tenor and for the  number of  Warrants  which were not exercised or  surrendered  shall be executed by the Company and delivered to the
Warrant  Agent  and  the  Warrant  Agent  shall   countersign  the  new  Warrant
Certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same. Upon the exercise of any Warrants following the surrender of a Warrant Certificate in conformity with the foregoing provisions, the Warrant Agent shall instruct the Company to transfer promptly to the Holder or, upon the written order of the Holder of such Warrant Certificate, appropriate evidence of ownership of any Common Shares or other security or property to which it is entitled, registered or otherwise placed in such name or names as may be directed in writing by the Holder, and to deliver such evidence of ownership to the Person or Persons entitled to receive the same and fractional shares, if any, or an amount in cash, in lieu of any fractional shares, as provided in Section 4.5 hereof; PROVIDED that the Holder of such Warrant shall be responsible for the payment of any transfer taxes required as the result of any change in ownership of such Warrants or the issuance of such Common Shares other than to the Holder of such Warrants and any such transfer shall comply with applicable law. Upon the exercise of a Warrant or Warrants, the Warrant Agent is hereby authorized and directed to requisition from any transfer agent of the Common Shares (and all such transfer agents are hereby authorized to comply with all such requests) certificates (bearing the legend set forth in Section 12.10 hereof, if applicable, unless a registration statement relating to such Common Shares filed with the Commission shall then be in effect or the Company and the Holder exercising such Warrant or Warrants otherwise agree) for the necessary number of Common Shares to which said Holder may be entitled. The Company shall enter, or shall cause any transfer agent of the Common Shares to enter, the name of the Person entitled to receive the Common Shares upon exercise of the Warrants into the Company's register of shareholders within 3 days of such exercise. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the
surrender  for  exercise,   as  provided  above,  of  the  Warrant   Certificate
representing such Warrant together with payment in full of the Exercise Price (or surrender of sufficient Warrant Certificates in connection with a cashless exercise) and, for all purposes under this Agreement, the Person entitled to receive any Common Shares deliverable upon such exercise shall, as between such Person and the Company, be deemed to be the Holder of such Common Shares of record as of the close of business on such date, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Common Shares shall not actually be delivered to the Holder at such time, and shall be entitled to receive, and the Warrant Agent shall deliver to such Person, any Common Shares to which such Person would have been entitled had such Person been the registered holder on such date.

                                   ARTICLE IV

                                   ADJUSTMENTS

            SECTION 4.1 ADJUSTMENTS. The Exercise Price and the number of Common Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time from and after the date hereof as follows, and each Holder shall otherwise have the rights set forth in this Section 4.1 from and after the date hereof, without regard to the date on which the Warrant Agent countersigns and delivers such Warrant:

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            (a)  DIVISIONS;  CONSOLIDATIONS;   RECLASSIFICATIONS.  In  case  the
Company shall, on or before the Expiration Date, (i) issue any Common Shares in payment of a dividend or other distribution with respect to its Common Stock,
(ii) subdivide its issued and outstanding Common Shares, (iii) consolidate its issued and outstanding Common Shares into a smaller number of shares, or (iv) reclassify or convert the Common Shares (other than a reclassification in connection with a merger, consolidation or other business combination which will be governed by Section 4.1(j)), then the number of Common Shares purchasable upon exercise of each Warrant immediately prior to the record date for such issue or distribution or the effective date of such subdivision, consolidation, reclassification or conversion shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the kind and number of Common Shares which such Holder would have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An
adjustment  made  pursuant  to  this  Section  4.1(a)  shall  become   effective
immediately after the effective date of such event retroactive to the record date, if any, for such event.

            (b) RIGHTS; OPTIONS; WARRANTS. In case the Company shall issue rights, options, warrants or convertible or exchangeable securities (other than convertible or exchangeable securities subject to Section 4.1(a)) to all holders of its Common Shares, entitling them to subscribe for or purchase Common Shares at a price per share which is lower (at the record date for such issuance) than the then Current Market Value per Common Share, then the Company shall ensure that at the time of such issuance, the same or a like offer or invitation is made to the Holders of the Warrants as if their Warrants had been exercised on the day immediately preceding the record date of such offer or invitation on the terms (subject to any adjustment pursuant to Section 4.1(a) for a prior event) on which such Warrants could have been exercised on such date (whether or not such Warrant was then exercisable); PROVIDED that if the Board so resolves, the Company shall not be required to ensure that the same offer or invitation is made to the Holders of the Warrants, but the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall instead be adjusted and shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the sum of (i) the number of Common Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus (ii) the number of additional Common Shares which may be purchased or subscribed for upon exercise, exchange or conversion of such rights, options, warrants or convertible or exchangeable securities and the denominator of which shall be the sum of (x) the number of Common Shares outstanding immediately prior to the issuance of such rights, options, warrants or convertible or exchangeable securities plus (y) the number of shares which the total consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities so offered would purchase at the then Current Market Value per Common Share. Except as otherwise provided above, such adjustment shall be made whenever such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible or exchangeable securities.

            (c) ISSUANCE OF COMMON SHARES AT LOWER VALUES. In case the Company shall sell and issue any Common Share or Right (as defined below) (excluding (i) any Right issued in any of the transactions described in Section 4.1(a) or (b) above, (ii) Common Shares issued pursuant to (x) any Rights outstanding on the date of this Agreement and set forth on Schedule 4.1(c) hereto or any Rights issued in any transaction described in Section 4.1(a) or (b) above and (y) a Right, if on the date such Right was issued, the exercise, conversion or exchange price per Common Share with respect thereto was at least equal to the then Current Market Value per Common Share, (iii) any Common Shares or Rights issued (A) as consideration when any corporation or business is acquired, merged into or becomes part of the Company or a subsidiary of the Company or (B) in good faith in connection with any other acquisition of assets, in each case in an arm's-length transaction between the Company and a Person other than an Affiliate of the Company, (iv) grants or exercises of Rights granted to or exercised by employees, directors, consultants or advisors of the Company or any of its subsidiaries for issuances of shares of Common Stock to such Persons (only to the extent securities under this clause (iv) plus securities under clause (v) below do not have an aggregate value in excess of 15% of the equity value of the Company on a fully diluted basis, as determined in good faith by the Board) and (v) exercises of Rights by former employees, former directors, former consultants or former advisors of the Company or any of its subsidiaries for issuances of shares of Common Stock to such Persons) at a price per Common Share (determined in the case of any such Right, by dividing (x) the total consideration receivable by the Company in consideration of the sale and issuance of such Right, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of Common Shares covered by such Right) that is lower than the Current Market Value per Common Share in effect immediately prior to such sale or issuance (only to the extent securities under this clause (v) plus securities under clause (iv) above do not have an aggregate value in excess of 15% of the equity value of the Company on a fully diluted basis, as determined in good faith by the Board), then the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon exercise of such Warrant by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately after such sale or issuance and the denominator of which shall be the number of Common Shares outstanding immediately prior to such sale or issuance plus the number of Common Shares which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Value per Common Share. For purposes of this Section 4.1(c), the Common Shares which the holder of any such Right shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such Right, plus the consideration or premiums stated in such Right to be paid for the Common Shares covered thereby. In case the Company shall sell and issue any Right together with one or more other securities as part of a unit at a price per unit, then in determining the "price per Common Share" and the "consideration received by the Company" for purposes of the first sentence of this Section 4.1(c), the Board shall determine, in good faith, the fair value of the Right then being sold as part of such unit. For purposes of this paragraph, a "RIGHT" shall mean any right, option, warrant or convertible or exchangeable security containing the Right to subscribe for or acquire one or more Common Shares, excluding the Warrants. This Section 4.1(c) shall not apply to: (i) the exercise of Warrants, or the conversion or exchange of other securities outstanding on the date hereof and set forth on Schedule 4.1(c) that are convertible or exchangeable for Common Shares; or (ii) Common Shares issued upon the exercise of Rights or warrants issued to all holders of Common Shares.

            (d) DISTRIBUTIONS OF DEBT, ASSETS, SUBSCRIPTION RIGHTS OR CONVERTIBLE SECURITIES. In case the Company shall make a distribution to all holders of its Common Shares of evidences of its indebtedness, or assets, or other distributions (excluding distributions in connection with the dissolution, liquidation or winding-up of the Company which shall be governed by Section 4.1(j) and distributions of securities referred to in Section 4.1(a), Section 4.1(b) or Section 4.1(c)), then, in each case, the number of Common Shares purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Value per Common Share immediately prior to the record date for such distribution and the denominator of which shall be the Current Market Value per Common Share immediately prior to the record date for such distribution less the then fair value (as determined in good faith by the Board) of the evidences of indebtedness, or assets, or other distributions so distributed attributable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

            (e) EXPIRATION OF RIGHTS, OPTIONS AND CONVERSION PRIVILEGES. Upon the expiration of any rights, options, warrants or conversion or exchange privileges (including, without limitation, any Rights) that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, exchanged or converted, the Exercise Price and the number of Common Shares issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise, exchange or conversion of such rights, options, warrants or conversion or exchange rights (including, without limitation, any Rights) and
(ii) such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise, exchange or conversion plus the consideration, if any, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights (including, without limitation, any Rights) whether or not exercised.

            (f) CURRENT MARKET VALUE. For the purposes of any computation under this Article IV, the "CURRENT MARKET VALUE" per Common Share or of any other security (herein collectively referred to as a "security") at any date herein specified shall be:

            (i) if the security is not registered under the Exchange Act, the value of the security (1) most recently determined as of a date within the six months preceding such date by an Independent Financial Expert selected by the Board in accordance with the criteria for such valuation set out in
      Section 4.1(k), or (2) if no such determination shall have been made within such six-month period or if the Company so chooses, determined as of such a date by an Independent Financial Expert selected by the Board in accordance with the criteria for such valuation set out in Section 4.1(k), or

            (ii) if the security is registered under the Exchange Act, the average of the daily market prices of the security for the 20 consecutive trading days immediately preceding such date or, if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. The market price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any national securities exchange, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which such security is listed or admitted, as determined by the Board, in good faith, (B) in the case of a security not then listed or admitted to trading on any national securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any national securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value of the security shall be determined as if the security were not registered under the Exchange Act.

            (g)  CONSIDERATION   RECEIVED.   For  purposes  of  any  computation
respecting consideration received pursuant to this Section 4.1, the following shall apply:

            (i) in the case of the issuance of Common Shares for cash, the consideration shall be the amount of such cash; PROVIDED that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

            (ii) in the case of the issuance of Common Shares for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board (irrespective of the accounting treatment thereof), whose determination shall be conclusive and described in reasonable detail in a board resolution which shall be provided as soon as practicable thereafter to the Warrant Agent; and

            (iii) in the case of the issuance of rights, options, warrants or securities convertible into or exchangeable for Common Shares, (including, without limitation, any Rights), the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such rights, options, warrants or securities convertible into or exchangeable for Common Shares, plus the additional minimum consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Section 4.1(g)).

            (h) DE MINIMIS ADJUSTMENTS. No adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares purchasable upon the exercise of each Warrant; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 4.1(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

            (i) ADJUSTMENT OF EXERCISE PRICE. Whenever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price per Common Share payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $.01) so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of Common Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Common Shares so purchasable immediately thereafter. Following any adjustment to the Exercise Price pursuant to this Article IV, the amount payable, when adjusted, together with the amount paid in connection with the original issuance of the Warrants, shall never be less than the par value per Common Share at the time of such adjustment; provided, that, in the event that, but for this provision, the Exercise Price would be reduced to an amount less than the par value per Common Share, the number of Common Shares for which the Warrants are exercisable shall increase automatically by an amount entitling the Holders to the same economic benefit they would have received if the Exercise Price were reduced to an amount less than the par value per Common Share.

            If after an adjustment, a Holder of a Warrant upon exercise of it may receive shares of two or more classes in the capital of the Company, the Company shall determine the allocation of the adjusted Exercise Price between such classes of shares in a manner that the Board deems fair and equitable to the Holders. After such allocation, the exercise privilege and the Exercise Price of each class of shares shall thereafter be subject to adjustment on terms comparable to those applicable to Common Shares in this Article IV.

            Such adjustment shall be made successively whenever any event listed above shall occur.

            (j) CONSOLIDATION, MERGER, ETC.

            (i)  Subject  to the  provisions  of  Subsection  (ii) below of this
      Section 4.1(j), in case of the consolidation of the Company with, or merger of the Company with or into, or of the sale of all or substantially all of the properties and assets of the Company to, any Person, and in connection therewith consideration is payable to holders of Common Shares (or other securities or property purchasable upon exercise of Warrants) in exchange therefor, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the Warrants shall remain subject to the terms and conditions set forth in this Agreement and each Warrant shall, after such consolidation, merger or sale, entitle the Holder to receive upon exercise the number of shares in the capital or other securities or property (including cash) of or from the Person resulting from such consolidation or surviving such merger or to which such sale shall be made or of the parent of such Person, as the case may be, that would have been distributable or payable on account of the Common Shares if such Holder's Warrants had been exercised immediately prior to such merger, consolidation or sale (or, if applicable, the record date therefor); and in any such case the provisions of this Agreement with respect to the rights and interests thereafter of the Holders of Warrants shall be appropriately adjusted by the Board in good faith so as to be applicable, as nearly as may reasonably be, to any shares, other securities or any property thereafter deliverable on the exercise of the Warrants.

            (ii) Notwithstanding the foregoing, (x) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, another Person (other than an Affiliate of the Company) and consideration is payable to holders of Common Shares in exchange for their Common Shares in connection with such merger, consolidation or sale which consists solely of cash, or (y) in the event of the dissolution, liquidation or winding up of the Company, then the Holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Shares (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event (whether or not such Warrant is then exercisable), less the Exercise Price. Upon receipt of such payment, if any, the rights of a Holder shall terminate and cease and such Holder's Warrants shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders of the Warrants. After receipt of such deposit from such Person or the Company and after receipt of surrendered Warrant Certificates, the Warrant Agent shall make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrants.

            (k) VALUE REPORTS. If required pursuant to Section 4.1(f)(i), the Current Market Value shall be deemed to be equal to the value set forth in the Value Report (as defined below) as determined by an Independent Financial Expert, which shall be selected by the Board in its sole discretion, and retained on customary terms and conditions, using one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate. The Company shall use its reasonable best efforts to cause the Independent Financial Expert to deliver to the Company, with a copy to the Warrant Agent, within 45 days of the appointment of the Independent Financial Expert, a value report (the "VALUE REPORT") stating the value of the Common Shares and other securities or property of the Company, if any, being valued as of the Valuation Date and containing a brief statement as to the nature and scope of the examination or investigation upon which the determination of value was made. The Warrant Agent shall have no duty with respect to the Value Report of any Independent Financial Expert, except to keep it on file and available for inspection by the Holders. The determination as to Current Market Value in accordance with the provisions of this Section 4.1(k) shall be conclusive on all Persons. The Independent Financial Expert shall consult with management of the Company in order to allow management to comment on the proposed value prior to delivery to the Company of any Value Report.

            (l)  WHEN  NO  ADJUSTMENT  REQUIRED.   Without  limiting  any  other
exception contained in this Section 4.1, and in addition thereto, no adjustment need be made for:

            (i) (A) grants to, exercises of Rights by, or issuances of equity securities to employees, directors, consultants or advisors of the Company or any of its subsidiaries and (B) exercises of Rights by, or issuances of equity securities in connection with Rights previously issued to former employees, former directors, former consultants or former advisors of KMC Telecom, Inc., including, for these purposes those securities set forth on
      Schedule 4.1(c) hereto (in any case only to the extent that all such securities do not have an aggregate value in excess of 15% of the equity value of the Company on a fully diluted basis, as determined in good faith by the Board);

            (ii) grants of options, warrants or other agreements or rights to purchase capital stock of the Company entered into prior to the date hereof as set forth on Schedule 4.1(c) hereto or any issuance of capital stock pursuant thereto;

            (iii) rights to purchase Common Shares pursuant to a Company plan for the reinvestment of dividends or interest;

            (iv) future options, warrants or other rights with an exercise or conversion price at least equal to the Current Market Value of the related shares on the date of grant;

            (v) a change in the par value of the Common Shares (including a change from par value to no par value or vice versa); and

            (vi) firm commitment underwritten public offerings or private placements in either case through investment banks of national standing.

            To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

            (m) STATEMENT OF INTENT. It is the intent of the parties hereto, that after giving effect to the exercise of all of the Warrants (assuming any combination of the First Trigger Event and the Second Trigger Event occur and assuming no additional issuances of securities by the Company except with respect to securities outstanding on the date hereof), the Holders would be the owner of (or have the right to acquire pursuant to the Warrants) a number of Common Shares representing 5% of the outstanding shares of the Company immediately after the date hereof on a fully-diluted basis. If any event shall occur as to which the provisions of this Section 4.1 are not strictly applicable but as to which the failure to make any adjustment would, in the reasonable judgment of the Holders of a majority of the Warrants, adversely affect the purchase rights represented by the Warrant in accordance with the essential intent and principles of this Section 4.1 (which are to place the Holders in a position as nearly as possible to the position such Holder would have occupied had such Holders purchased the Common Shares on the date hereof), then, in such case, the Holders may notify the Company of such determination and if the Company does not dispute the same, the Company shall forthwith reissue the Warrants with appropriate adjustments. If the Company shall dispute such determination and the parties cannot otherwise resolve the dispute promptly and in good faith, then the Company shall appoint a firm of independent public accountants of recognized national standing (which may not be the regular auditors of the Company), which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4.1, necessary to protect the rights represented by the Warrants. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the Holders and shall make the adjustment described therein.

            (n) NO AVOIDANCE. The Company shall not structure or engage in transactions with the intent of avoiding the application of the adjustment provisions of this Section 4.1.

            SECTION 4.2 NOTICE OF ADJUSTMENT. Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly provide to the Warrant Agent, and the Warrant Agent shall promptly mail, at the expense of the Company, to each Holder notice of such adjustment or adjustments and shall promptly deliver to the Warrant Agent an Officer's Certificate setting forth the number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment except in the case of manifest error. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours upon reasonable notice. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Common Shares purchasable on exercise of the Warrants or any of the other adjustments set forth in Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment, or the validity or value (or the kind or amount) of any Common Shares which may be purchasable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Common Shares or share certificates upon the exercise of any Warrant.

            SECTION 4.3 STATEMENT ON WARRANTS. Irrespective of any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

            SECTION 4.4 NOTICE OF CONSOLIDATION, MERGER, ETC. In case at any time after the date hereof and prior to 5:00 p.m. (New York City time) on the Expiration Date, there shall be any (i) consolidation or merger involving the Company or sale, transfer or other disposition of all or substantially all of the Company's property, assets or business (except (A) a merger or other reorganization in which the Company shall be the surviving corporation and holders of Common Shares receive no consideration in respect of their shares and
(B) a merger of the Company into a wholly owned subsidiary of the Company, the principal purpose of which, in the good faith determination of the Board, is to change the state of incorporation of the Company) or (ii) any other transaction contemplated by Section 4.1(j)(ii) above then, in any one or more of such cases, the Company shall cause to be mailed to the Warrant Agent, and the Warrant Agent shall promptly mail, at Company's expense, to each Holder of a Warrant, at the earliest practicable time (and, in any event, not less than 20 days before any date set for definitive action), notice of the date on which such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the Common Shares and other securities, money and other property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of record of the Common Shares or other securities or property issuable upon exercise of the Warrants shall be entitled to exchange their shares for securities, money or other property deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be.

            SECTION 4.5 FRACTIONAL INTERESTS. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Common Shares which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Common Shares purchasable on exercise of the Warrants so presented. The Company shall not be required to issue fractional Common Shares upon the exercise of Warrants. If any fraction of a Common Share would, except for the provisions of this Section 4.5, be issuable on the exercise of any Warrant (or specified portion thereof), the Company may pay an amount in cash calculated by it to be equal to the then Current Market Value per Common Share multiplied by such fraction computed to the nearest whole cent.

            SECTION 4.6 WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED. In any case in which this Article IV shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Common Shares and other shares in the capital of the Company, if any, issuable upon such exercise over and above the Common Shares and other shares in the capital of the Company, if any, issuable upon such exercise and (ii) paying such Holder any amount in cash in lieu of a fractional share; PROVIDED, HOWEVER, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Common Shares, other shares and cash upon the occurrence of the event requiring such adjustment.

            SECTION 4.7 INITIAL PUBLIC OFFERING. Notwithstanding anything to the contrary herein contained, if the Company conducts an initial public offering of equity securities (other than nonconvertible preferred shares), the Company will give the Holders the opportunity to convert (i) such Warrants into warrants to purchase such equity securities (other than nonconvertible preferred shares) and
(ii) any Common Shares or other securities that have been previously received by the Holders upon the exercise of Warrants into such equity securities (other than nonconvertible preferred shares). Such conversion opportunity will be on terms and conditions determined to be fair and reasonable by the Board.

                                   ARTICLE V

                           DECREASE IN EXERCISE PRICE

                                    RESERVED.

                                   ARTICLE VI

                               LOSS OR MUTILATION

            Upon  receipt  by the  Company  and the  Warrant  Agent of  evidence satisfactory to them of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity or bond satisfactory to them and (in the case of mutilation) upon surrender and cancellation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Article VI, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every new Warrant
Certificate executed and delivered pursuant to this Article VI in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable by anyone and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Article VI are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

                                  ARTICLE VII

                 RESERVATION AND AUTHORIZATION OF COMMON SHARES

            The Company shall at all times reserve and keep available such number of its authorized but unissued Common Shares deliverable upon exercise of the Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants and will cause appropriate evidence of ownership of such Common Shares to be delivered to the Warrant Agent upon its request for delivery thereof upon the exercise of Warrants. The Company covenants that all Common Shares of the Company that may be issued upon the exercise of the Warrants will, upon issuance, be duly authorized, validly issued, fully paid and not subject to any calls for funds and free from pre-emptive rights and all taxes, liens, charges and security interests with respect to the issue thereof.

                                  ARTICLE VIII

                WARRANT TRANSFER BOOKS; RESTRICTIONS ON TRANSFER

            SECTION 8.1 TRANSFER AND EXCHANGE.

            (a) The Warrant Certificates shall be issued in registered form only. The Warrant Agent shall keep at its office a register for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided and other appropriate data as determined by the Warrant Agent. The Company shall, upon reasonable notice to the Warrant Agent, have access to such register during the Warrant Agent's regular business hours. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

            (b) A Holder may transfer its Warrants only by written application to the Warrant Agent stating the name of the proposed transferee and otherwise complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the register. Prior to the registration of any transfer of Warrants by a Holder as provided herein, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent may treat the Person in whose name the Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. When Warrant Certificates are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register such transfer or make such exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute Warrant Certificates at the Warrant Agent's request. No service charge shall be made for any registration of transfer or exchange of Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Warrants.

            (c) PRIVATE PLACEMENT LEGEND. Upon the registration of transfer, exchange or replacement of Warrant Certificates not bearing the Private Placement Legend, the Warrant Agent shall deliver Warrant Certificates that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Warrant Certificates bearing the Private Placement Legend, the Warrant Agent shall deliver only Warrant Certificates that bear the Private Placement Legend unless there is delivered to the Warrant Agent an Opinion of Counsel reasonably satisfactory to the Company, its Counsel and the Warrant Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

            (d) GENERAL. By its acceptance of any Warrants represented by a Warrant Certificate bearing the Private Placement Legend, each Holder of such Warrants acknowledges the restrictions on transfer of such Warrants set forth in this Agreement and in the Private Placement Legend and agrees that it will transfer such Warrants only as provided in this Agreement. The Warrant Agent shall not register a transfer of any Warrants unless such transfer complies with the restrictions on transfer of such Warrants set forth in this Agreement. In connection with any transfer of Warrants, each Holder agrees by its acceptance of Warrants to furnish the Warrant Agent or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act or any applicable laws of any state or foreign jurisdiction; PROVIDED that the Warrant Agent shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

            (e) The Warrant Agent shall retain, in accordance with its customary procedure, copies of all letters, notices and other written communications received pursuant to this Section 8.1. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Warrant Agent.

            SECTION 8.2 SURRENDER OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article VIII in case of an exchange, Article III hereof in case of the exercise of less than all the Warrants represented thereby or Article VI in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such cancelled Warrant Certificates as the Company may direct in writing.

                                   ARTICLE IX

                                 WARRANT HOLDERS

            SECTION 9.1 WARRANT HOLDER DEEMED NOT A SHAREHOLDER. The Company and the Warrant Agent may deem and treat the registered Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary. Accordingly, the Company and/or the Warrant Agent shall not, except as ordered by a court of competent jurisdiction as required by law, be bound to recognize any equitable or other claim to or interest in the Warrants on the part of any Person other than such registered Holder, whether or not it shall have express or other notice thereof. Prior to the valid exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote or to consent to any action of the shareholders (except as otherwise provided in Section 4.1(j)(ii) herein), to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders and, except as otherwise provided in this Agreement, shall not be entitled to receive any notice of any proceedings of the Company.

            SECTION 9.2 RIGHT OF ACTION. All rights of action with respect to this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holders of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise such Warrants in the manner provided in the Warrant Certificate representing such Warrants and in this Agreement.

                                   ARTICLE X

                                THE WARRANT AGENT

            SECTION 10.1 DUTIES AND LIABILITIES. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any Common Shares issued upon exercise of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount of Common Shares deliverable upon exercise of any Warrant or the correctness of the representations of the Company made in the certificates that the Warrant Agent receives. The Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Warrant. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to either the Exercise Price or the kind and amount of Common Shares receivable by Holders upon the exercise of Warrants required from time to time and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not be (a) liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) liable for any act or omission in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Vice Chairman of the Board, the President, Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, or any other executive officer of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer; PROVIDED, HOWEVER, that, in its discretion, the Warrant Agent may, in lieu thereof, accept other evidence of such or may require such further or additional evidence as it may deem reasonable. The Warrant Agent shall not be liable for any action taken with respect to any matter in the event it requests instructions from the Company as to that matter and does not receive such instructions within a reasonable period of time after the request therefor.

            The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees; PROVIDED that reasonable care has been exercised with respect to the retention of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its reasonable satisfaction. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

            The Company will perform, execute, acknowledge and deliver or cause to be delivered all such further acts, instruments and assurances as are consistent with this Agreement and as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement. The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein or for its own gross negligence, bad faith or willful misconduct, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

            SECTION 10.2 RIGHT TO CONSULT COUNSEL. The Warrant Agent may at any time consult with legal counsel (who may be legal counsel for the Company), and the written opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

            SECTION 10.3 COMPENSATION; INDEMNIFICATION. The Company agrees promptly to pay the Warrant Agent from time to time and in any case within 30 days of receipt of an invoice, compensation for its services hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse it upon its request (which shall be accompanied by reasonable supporting documentation) for reasonable fees or expenses and reasonable counsel fees and expenses incurred in connection with the execution and administration of this Agreement, and further agrees to indemnify the Warrant Agent and save it harmless against any losses, liabilities or reasonable expenses arising out of or in connection with the acceptance and administration of this Agreement, including, without limitation, the reasonable costs and expenses of investigating or defending any claim of such liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent's own gross negligence, bad faith or willful misconduct. The obligations of the Company under this Section 10.3 shall survive the exercise and the expiration of the Warrants, the termination of this Agreement and the resignation or removal of the Warrant Agent in respect of services or expenses incurred in connection with the Warrants or this Agreement.

            SECTION 10.4 NO RESTRICTIONS  ON ACTIONS.  Nothing in this Agreement shall be deemed to prevent the Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent from buying, selling or dealing in any of the Warrants or other securities of the Company or becoming pecuniarily interested in transactions in which the Company may be interested, or contracting with or lending money to the Company or otherwise acting as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            SECTION 10.5 DISCHARGE OR REMOVAL; REPLACEMENT WARRANT AGENT. The Warrant Agent may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liability arising as a result of the Warrant Agent's own gross negligence, bad faith or willful misconduct), after giving one month's prior written notice to the Company. The Company may at any time remove the Warrant Agent upon one month's written notice specifying the date when such discharge shall take effect, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall mail to each Holder of a Warrant, at the Company's expense, a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning or removed Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. After 30 days from receipt of, or giving, notice, as the case may be, and pending appointment of a successor to the original Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $250,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, PROVIDED that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; however, the original Warrant Agent shall in all events deliver and transfer to the successor Warrant Agent all property (including, without limitation, documents and recorded information), if any, at the time held hereunder by the original Warrant Agent and if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent and shall use its reasonable best efforts to forthwith cause a copy of such notice to be mailed by the successor Warrant Agent to each Holder of a Warrant. Failure to give any notice provided for in this Section 10.5, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be. No Warrant Agent hereunder shall be liable for any acts or omissions of any successor Warrant Agent.

            SECTION 10.6 SUCCESSOR WARRANT AGENT. Any corporation into which the Warrant Agent or any new warrant agent may be merged or converted, or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to all or substantially all the corporate agency business of the Warrant Agent, shall be a successor Warrant Agent under this Agreement without any further act, PROVIDED that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 10.5 hereof. Any such successor

Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to each Holder of a Warrant.

                                   ARTICLE XI

                            REPRESENTATION OF HOLDER

            SECTION 11.1 PRIVATE PLACEMENT. Each Holder represents and warrants that:

            (a) Such Holder understands that (i) the offering and issuance of the Warrants is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act and (ii) there is no existing public or other market for any of the Warrants and there can be no assurance that it will be able to sell or dispose of such Warrants issued to it pursuant to this Agreement.

            (b) Such Holder is an "Accredited Investor" as such term is defined in Regulation D promulgated pursuant to the Securities Act.

            (c) Such Holder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrants and it is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Warrants.

            (d) Such Holder understands that the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, it represents that it is familiar with SEC
Rules 144 and 144A, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                                   ARTICLE XII

                                  MISCELLANEOUS

            SECTION 12.1 MONIES DEPOSITED WITH THE WARRANT AGENT. The Warrant Agent shall not be required to pay interest on any monies deposited pursuant to the provisions of this Agreement except such as it shall agree in writing with the Company to pay thereon. Any monies, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such monies, securities or other property shall have been deposited; but such monies, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. Any monies, securities or other property deposited with the Warrant Agent for payment or distribution to the Holders that remains unclaimed for one year after the date the monies, securities or other property was deposited with the Warrant Agent shall be delivered to the Company upon its request therefor.

            SECTION 12.2 PAYMENT OF TAXES. All Common Shares issuable upon the exercise of Warrants shall be validly issued, fully paid and not subject to any calls for funds, and, subject to Article VI hereof, the Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof upon exercise of Warrants (other than income taxes imposed on the Holders). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Common Shares (including other securities or property issuable upon the exercise of the Warrants) or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any share certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or charge is due.

            SECTION 12.3 NO MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE COMPANY. The Company will not merge into or consolidate with any other Person, or sell or otherwise transfer its property, assets and business substantially as an entirety to a successor of the Company, unless the Person resulting from such merger or consolidation, or such successor of the Company, shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement or contained in the Warrants to be performed and observed by the Company.

            SECTION 12.4 REPORTS TO HOLDERS. Whether or not the Company is required to file reports with the Commission, the Company shall file with the Commission all reports and other information it would be required to file with the Commission by Section 13(a) or 15(d) under the Exchange Act if it were subject thereto. The Company shall supply the Warrant Agent and each Holder or shall supply to the Warrant Agent for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. In addition, at all times, upon the request of any Holder or any prospective purchaser of the Warrants designated by a Holder, the Company shall supply to such Holder or such prospective purchaser the information required under Rule 144A under the Securities Act.

            SECTION 12.5 NOTICES;  PAYMENT.  (a) Except as otherwise provided in
Section 12.5(b) hereof, any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed, if sent by first class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's last known address appearing on the register of the Company maintained by the Warrant Agent and to the Company or the Warrant Agent as follows:

            To the Company:

            KMC Telecom Holdings, Inc.
            1545 Route 206, Suite 300

            Bedminster, NJ 07921
            Attention: Chief Financial Officer


            To the Warrant Agent:

            First Union National Bank,
             as Warrant Agent
            301 South College Street, DC-5
            Charlotte, NC 28288-0537
            Attention: Christian Ullrich


or such other address as shall have been furnished to the party giving or making such notice, demand or delivery. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

            (b) Payment of the Exercise Price should be made in accordance with the provisions of this Agreement at the office of the Warrant Agent set forth above.

            (c) Any notice required to be given by the Company to the Holders shall be made by mailing to the Holders at their last known addresses appearing on the register maintained by the Warrant Agent. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

            SECTION 12.6 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the Holders from time to time of the Warrants and their respective successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent, the Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

            SECTION 12.7 COUNTERPARTS. This Agreement may be executed manually or by facsimile in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

            SECTION 12.8 AMENDMENTS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Warrant Agent have obtained the written consent of Holders of at least a majority of the outstanding Warrants affected by such amendment, modification, supplement, waiver or consent.

            SECTION 12.9 HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            SECTION 12.10 COMMON SHARES LEGEND. Unless and until the Common Shares issuable upon the exercise of the Warrants are registered under the Securities Act, or unless otherwise agreed by the Company and the Holder thereof, such Common Shares will bear a legend to the following effect:

            "THE COMMON SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND ACCORDINGLY MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

            SECTION 12.11 THIRD PARTY BENEFICIARIES. The Holders (other than the Holders signatory hereto) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Warrant Agent and the Holders signatory hereto, on the other hand, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder. By acquiring Warrants, each Holder agrees to be bound by the obligations of Holders generally as set forth herein and as such obligations may be applicable to such Holder.

            SECTION 12.12 TERMINATION. Except as otherwise specified herein, this Agreement shall terminate at 5:00 p.m. (New York City time) on the Expiration Date. Notwithstanding the foregoing, this Agreement shall terminate on any earlier date as of which all Warrants have been exercised.

            SECTION 12.13 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the day and year first above written.

                                        KMC TELECOM HOLDINGS, INC.


                                        By:  /S/ CONSTANCE LOOSEMORE
                                             -----------------------
                                        Name:  Constance Loosemore
                                        Title: Treasurer


                                        FIRST UNION  NATIONAL  BANK,  as Warrant
                                        Agent


                                        By: /S/ G.C. ULLRICH
                                            ----------------
                                        Name: G.C. Ullrich
                                        Title: Senior Vice President


                                        FIRST UNION NATIONAL BANK, as the Agent and as a Lender


                                        By: /S/ G.C. ULLRICH
                                            ----------------
                                        Name: G.C. Ullrich
                                        Title: Senior Vice President


                                        CIT LENDING SERVICES CORPORATION (f/k/a
                                        NEWCOURT COMMERCIAL FINANCE
                                        CORPORATION), as a Lender


                                        By: /S/ MARK O'KEEFFE
                                            -----------------
                                        Name: Mark O'Keeffe
                                        Title: Vice President


                                        CANADIAN IMPERIAL BANK OF COMMERCE, as a
                                        Lender


                                        By: /S/ JACQUELINE STEWART
                                            ----------------------
                                        Name: Jacqueline Stewart
                                        Title: Executive Director

                                        GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender


                                        By: /S/ BRIAN P. WARD
                                            -----------------
                                        Name: Brian P. Ward
                                        Title: Manager-Operations



                                        LUCENT TECHNOLOGIES INC., as a Lender


                                        By: /S/ DINA FEDE
                                            -------------
                                        Name:  Dina Fede
                                        Title: Director - NA Customer Finance


                                        CREDIT SUISSE FIRST BOSTON, as a Lender


                                        By: /S/ DAVID L. SAWYER /S/LALITA ADVANI
                                            ------------------- ----------------
                                        Name: David L. Sawyer   Lalita Advani
                                        Title: Vice  President  Assistant  Vice
                                                                President


                                        DRESDNER  BANK  AG NEW  YORK  AND  GRAND
                                        CAYMAN BRANCHES, as a Lender


                                        By: /S/ BRIAN SCHNEIDER
                                            -------------------
                                        Name: Brian Schneider
                                        Title: Assistant Vice President


                                        By: /S/ MICHAEL S. GREENBERG
                                            ------------------------
                                        Name: Michael S. Greenberg
                                        Title: Assistant Vice President

                                        MORGAN STANLEY SENIOR FUNDING, INC., as a Lender


                                        By: /S/ T. MORGAN EDWARDS II
                                            ------------------------
                                        Name: T. Morgan Edwards II
                                        Title: Vice President

                                        By:
                                           ------------------------
                                        Name:
                                        Title:


                                        MORGAN  STANLEY DEAN WITTER PRIME INCOME
                                        TRUST, as a Lender


                                        By: /S/ SHEILA FINNERTY
                                            -------------------
                                        Name: Sheila Finnerty
                                        Title: Senior Vice President


                                        UNION  BANK OF  CALIFORNIA,  N.A.,  as a
                                        Lender


                                        By: /S/ STENDER E. SWEENEY II
                                            -------------------------
                                        Name: Stender E. Sweeney II
                                        Title: Vice President


                                        STEIN  ROE  &  FARNHAM  INCORPORATED  as
                                        agent   for   KEYPORT   LIFE   INSURANCE
                                        COMPANY, as a Lender


                                        By: /S/ JAMES R. FELLOWS
                                            --------------------
                                        Name: James R. Fellows
                                        Title:  Sr.  Vice  President & Portfolio
                                                Manager

                                        STEIN   ROE   FLOATING    RATE   LIMITED
                                        LIABILITY COMPANY, as a Lender


                                        By: /S/ JAMES R. FELLOWS
                                            --------------------
                                        Name: James R. Fellows
                                        Title: Senior Vice President


                                        IBM CREDIT CORPORATION, as a Lender


                                        By: /S/ THOMAS S. CURCIO
                                            --------------------
                                        Name: Thomas S. Curcio
                                        Title: Manager of Credit, Commercial and
                                               Specialty Financing